                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 2, 2002


                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
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               (Exact name of registrant as specified in charter)




       MASSACHUSETTS                   0-17089                  04-2976299
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)


            TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS    02109
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)


                                 (617) 912-1900
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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         ITEM 5.  OTHER EVENTS.

         Boston Private Financial Holdings, Inc. (the "Company") is the holding company for Boston Private Bank & Trust Company (the "Bank") and its subsidiary company, Boston Private Preferred Capital Corporation ("BPPCC"), a real estate investment trust 99.9% owned by the Bank. The Bank has received from the Commonwealth of Massachusetts Department of Revenue ("DOR") a Notice of Intent to Assess additional state excise taxes of $1,216,889 plus interest with respect to its tax years ended December 31, 1999 and December 31, 2000. The Company is aware that the DOR has sent similar notices to numerous other financial institutions in Massachusetts that reported a deduction for dividends received from a REIT on their 1999 and 2000 Massachusetts financial institution excise tax return. Assessed amounts (including interest) ultimately paid, if any, would be deductible expenses for federal income tax purposes.

         The DOR contends that dividend distributions by BPPCC to the Bank are fully taxable in Massachusetts. The Company believes that the Massachusetts statute that provides for a dividends received deduction equal to 95% of certain dividend distributions applies to the distributions made by BPPCC to the Bank. Accordingly, no provision has been made in the Company's financial statements for the amounts assessed or additional amounts that might be assessed in the future. The Company intends to vigorously appeal the assessment and to pursue all available means to defend its position.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BOSTON PRIVATE FINANCIAL HOLDINGS, INC.



Date: June 18, 2002                     /s/ Walter M. Pressey
                                        -------------------------------------
                                        Walter M. Pressey
                                        President and Chief Financial Officer